Exhibit 99.2

Joint Filer Information

Date of Event
Requiring Statement:	December 9, 2011

Issuer Name and Ticker
or Trading Symbol:	Kinder Morgan, Inc. [KMI]

Designated Filer:	C/R Energy GP III, LLC

Other Joint Filers:	C/R Knight Partners, L.P.
Carlyle/Riverstone Knight Investment Partnership, L.P.
Carlyle/Riverstone Energy Partners III, L.P.

Addresses:	The address of each of the reporting persons is c/o Riverstone Holdings, LLC, 712 Fifth Avenue, 51st Floor, New York, NY 10019

Signatures:

Dated: December 9, 2011

C/R KNIGHT PARTNERS, L.P.

by Carlyle/Riverstone Energy Partners III, L.P., its general partner by C/R Energy GP III, LLC, its general partner

	By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

CARLYLE/RIVERSTONE KNIGHT INVESTMENT PARTNERSHIP, L.P.

by Carlyle/Riverstone Energy Partners III, L.P., its general partner by C/R Energy GP III, LLC, its general partner

	By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.

by C/R Energy GP III, LLC, its general partner

	By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person